Exhibit 10.13

Forest Hill Select Offshore, Ltd.
Forest Hill Select Fund, L.P.
Lone Oak Partners, L.P.
c/o Forest Hill Capital, LLC
100 Morgan Keegan Drive - Suite 430
Little Rock, Arkansas 72202

Attention:  Mr. Mark A. Lee, Manager

Gentlemen:

      This letter agreement confirms the agreement of the parties to amend
Section 4 of the Securities Purchase Agreement dated as of October 11, 2004 (the "Agreement"), by and among MediaBay, Inc. (the "Company") and the Purchasers who are signatories thereto and hereto as amended by letter agreement dated as of December 14, 2004, by replacing "January 15, 2005" with "May 1, 2005".

      As consideration for such amendment, the parties agree as follows:

      1. Company shall issue to the Purchasers, in accordance with Schedule A hereto, an aggregate number of shares of Common Stock (the "January Shares") determined by dividing $100,000 by the last sale price of the Common Stock on the last trading day immediately prior to the date hereof (the "Current Market Price").

      2. If the last sale price of the Common Stock is below $0.75 on the date on which a registration statement (the "Registration Statement") covering the Registrable Securities is declared effective by the Securities and Exchange Commission (the "Effective Date"), the Company shall make a payment to the Purchasers (the "Payment") in an aggregate amount equal to (i) $250,000 (pro rata in proportion to the number of Shares initially purchased by them pursuant to the Agreement) less (ii) the value of the January Shares on the effective date based on the last sale price of the Common Stock on the Effective Date (the "Effective Date Price"); such payment to be made in cash or in additional shares of Common stock, at the Purchasers' option, provided, that the Company shall be entitled to pay cash to the extent that any such issuance would cause the Purchasers to become 10% or greater securityholders of the Company (as determined in accordance with Rule 13(d)-1 under the Securities Exchange Act of
1934). Additionally, (i) the Company's obligation to make any such payment in cash would be subject to the Company obtaining all necessary Consents (as defined below) and (ii) to the extent the Company is unable to obtain any Consent and is prohibited from making such payment in cash, the Purchasers shall accept payment thorough the issuance of shares of Common Stock and the maximum number of shares of Common Stock which the Company shall issue, when added to the January Shares (in full satisfaction of its obligation) is 1,800,000 shares.

      3. If, at any time prior to the Effective Date, the last sale price of the Common Stock is above $4.00 per share (the "Target Price"), each Purchaser shall have the right (the "Put Right"), exercisable in writing within five business days after the first trading day on which the last sale price of the Common Stock is above the Target Price, to require the Company to purchase the number of its Shares set forth on Schedule B hereto at a price of $3.00 per share (the

"Put Price"), subject to the Company obtaining the Required Consents. If the Company notifies the Purchasers that it must obtain one or more Consent, the Put Right shall not be exercisable until such time as the Company obtains all such Consents (and the Company shall use commercially reasonable efforts to obtain the Consents) and shall be exercisable at the Put Price for a period of five business days after the Company notifies the Purchasers that all Consents have been obtained. Upon obtaining all Consents, the Company shall pay the Put Price on the fifth business day thereafter (and if no Consents are required to be obtained, after receipt of written notice of a Purchase's exercise of the Put Right); provided, however, if the Company notifies the Purchasers in writing, that it does not have adequate cash available to make such payment or, in its reasonable judgment, if the payment was to be made at such time the Company would not have adequate available cash for its ongoing operations over the following six months, the Company may pay the Purchase Price in twelve equal monthly installments, together with interest at the rate of 12% per annum.

      4. The term "Consent" means any consent, approval, vote or waiver required by the Company (i) under its existing credit agreement and outstanding indebtedness, each as in effect as of the date hereof, and (ii) from the holders of the existing series of preferred stock of the Company to (i) in the case of paragraph 2 above, to make the Payment in cash or (ii) in the case of paragraph 3 above, to repurchase Shares and pay the Put Price therefore.

      Please acknowledge your agreement to the foregoing by signing below.


                            MEDIABAY, INC.


                            By: /s/ John F. Levy
                                ------------------------------------------------
                                Name:  John F. Levy
                                Title: Vice Chairman and Chief Financial Officer

PURCHASERS:

FOREST HILL SELECT OFFSHORE, LTD.


By:             /s/    Mark A. Lee
                ------------------
                Name:  Mark A. Lee
                Title: Manager

FOREST HILL SELECT FUND, L.P.


By:             /s/    Mark A. Lee
                ------------------
                Name:  Mark A. Lee
                Title: Manager

LONE OAK PARTNERS L.P.

By:             /s/    Mark A. Lee
                ------------------
                Name:  Mark A. Lee
                Title: Manager


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

                                   SCHEDULE A

                                       TO

                                LETTER AGREEMENT


Purchaser                               Number of Shares
                                        ----------------
Forest Hill Select Offshore Ltd.              2,645
Forest Hill Select Fund, L.P.                92,593
Lone Oak Partners L.P.                       23,810


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

                                   SCHEDULE B

                                       TO

                                LETTER AGREEMENT


Purchaser                             Number of Shares Subject to Put Right
                                      -------------------------------------
Forest Hill Select Offshore Ltd.                   4,444
Forest Hill Select Fund, L.P.                    155,556
Lone Oak Partners L.P.                            40,000




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